EXHIBIT 99.1

HAIGHTS CROSS COMMUNICATIONS

PRESS RELEASE

Editorial Contact:

Michael Stugrin

(562) 498-6353	FOR IMMEDIATE RELEASE
mstugrin@earthlink.net

HAIGHTS CROSS COMMUNICATIONS SIGNS

DEFINITIVE AGREEMENT TO ACQUIRE
OPTIONS PUBLISHING, INC.

White Plains, NY, November 15, 2004—Haights Cross Communications, Inc. (HCC), a leading educational and library publisher, today announced it has signed a definitive agreement to acquire Options Publishing, Inc, a fast-growing publisher of K-8 reading, math, and literature supplemental education materials and intervention programs, located in Merrimack, New Hampshire. The transaction is expected to close in December 2004.

Peter J. Quandt, HCC Chairman and Chief Executive Officer, said: “Options Publishing has played a key role in energizing the skills-based supplementary publishing market, especially for students whose needs are not fully served through traditional basal programs. Options has demonstrated a unique ability to read the market and quickly react with a wide range of highly focused, exceptionally high quality educational products. Teachers and kids love Options’ products and we are delighted to be working with the company.”

Quandt added: “We are delighted that Barbara Russell will be staying on as President and CEO to continue to manage and grow Options. She will report directly to me. In addition to purchasing the Options business, we also will be buying its office and distribution facility in Merrimack, New Hampshire, where the business will remain.”

Barbara Russell, Options Publishing CEO, commented: “Since the inception of Options, I envisioned joining a publishing group where our skills, strengths, and knowledge of the market would continue to experience the level of growth we’ve had thus far. Everyone on the Options team joins with me enthusiastically as we move towards the next level of success with Haights Cross.”

About Haights Cross Communications:

Founded in 1997 and based in White Plains, NY, Haights Cross Communications is a premier educational and library publisher dedicated to creating the finest books, audio products, periodicals, software and online services, serving the following markets: K-12 supplemental education, public and school library publishing, and medical continuing education publishing. Haights Cross companies include: Sundance/ Newbridge Educational Publishing (Northborough, MA), Triumph Learning (New York, NY), Recorded Books (Prince Frederick, MD), Chelsea House Publishers (Northborough, MA), Buckle Down Publishing (Iowa City, IA), and Oakstone Publishing (Birmingham, AL). For more information, visit www.haightscross,com.

Safe Harbor Statement: This press release contains forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks, uncertainties and other factors may cause our actual results, performances or achievements to be materially different from those expressed or implied by our forward-looking statements. Factors that may cause our actual results to differ materially from our forward-looking statements include, among others, changes in external market factors, changes in our business or growth strategy, or an inability to execute our strategy due to changes in our industry or the economy generally, the emergence of new or growing competitors and various other competitive factors. In light of these risks and uncertainties, there can be no assurance that the events and circumstances described in forward-looking statements contained in this press release will in fact occur. You should read this press release completely and with the understanding that our actual results may be materially different from what we expect. We will not update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.